Exhibit 99.1

N E W S B U L L E T I N	RE:	Headwaters Incorporated
FROM:		10701 S. River Front Parkway,
Suite 300
South Jordan, UT 84095
Phone: (801) 984-9400
NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY:	ANALYST CONTACT:
Sharon Madden	Tricia Ross
Vice President of Investor Relations	Financial Profiles
(801) 984-9400	(310) 622-8226

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED HAS REDEEEMED $47.25 MILLION OF 7 1/4% SENIOR NOTES, AND REPRICED ITS SENIOR TERM DEBT LOWERING ITS INTEREST RATE 50 BASIS POINTS

SOUTH JORDAN, UTAH, JULY 5, 2016 (NYSE: HW) HEADWATERS INCORPORATED, a building products company dedicated to improving lives through innovative advancements in construction materials, today announced that it has redeemed $47.25 million of its 71/4% Senior Notes, unsecured debt due in 2019.

Funded with balance sheet cash, the redemption was effective July 1, and reduces Headwaters remaining senior unsecured debt to $99.0 million. Since 2014, Headwaters has made debt repayments of $112.7 million, including a reduction of its senior secured term loan of $4.3 million.  As of July 1, Headwaters’ total debt was $519.8 million, consisting of $420.8 million of senior term debt, and $99.0 million of senior unsecured debt.

In addition to reducing its senior unsecured debt, during the June quarter, Headwaters successfully repriced its senior term debt, lowering its interest cost by 50 bps to Libor + 300 bps, with a 1% Libor floor.  The combination of the July 1 debt redemption and the change in our senior term debt interest rate will reduce Headwaters’ annual cash interest expense by over $5.5 million to a total annual cash interest expense of approximately $24.4 million.

“We have reduced our cash interest expense by over 50% from its peak of $52 million,” said Don P. Newman, Headwaters Chief Financial Officer. “Through the disciplined use of debt, we have successfully completed multiple bolt-on acquisitions, but we have acted prudently to strengthen our balance sheet through overall debt reductions.”

About Headwaters Incorporated

Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the construction materials and building products markets.  Through its construction materials and building products businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products.  www.headwaters.com

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements relating to Headwaters’ operations that are based on management’s current expectations, estimates and projections about the industries in which Headwaters operates. Words such as “may,” “should,” “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets,” “goals,” “outlook” and similar expressions are intended to help identify such forward-looking statements. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions, and other information about Headwaters which are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Headwaters undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing feedstock and energy prices; actions of competitors or regulators; technological developments; potential disruption of the Company’s production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; potential environmental liability or product liability under existing or future laws and litigation; potential liability resulting from other pending or future litigation; changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. In addition, such results could be affected by general domestic and international economic and political conditions and other unpredictable or unknown factors not discussed in this press release which could have material adverse effects on forward-looking statements.